CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 28, 2010 on the financial statements of Wireless Fund, a series of the PFS Funds, as of March 31, 2010, and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Wireless Fund’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Westlake, Ohio July 29, 2010